Exhibit 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “BLACK STONE MINERALS, L.P.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF SEPTEMBER, A.D. 2014, AT 12:16 O’CLOCK P.M.

Jeffrey W. Bullock, Secretary of State
5603974 8100	AUTHENTICATION: 1701037
141183001	DATE: 09-16-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

Execution Version

CERTIFICATE OF LIMITED PARTNERSHIP

OF

BLACK STONE MINERALS, L.P.

This Certificate of Limited Partnership of Black Stone Minerals, L.P. (the “Partnership”), dated September 16, 2014, has been duly executed, and is filed pursuant to Sections 17-201 and 17- 204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1. Name. The name of the Partnership is Black Stone Minerals, L.P.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

c/o The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

New Castle County

The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

New Castle County

3. General Partner. The name and the business, residence, or mailing address of the general partner are:

Black Stone Natural Resources, L.L.C.

1001 Fannin Street, Suite 2020

Houston, Texas 77002

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first written above.

Black Stone Natural Resources, L.L.C., as its general partner

By:

Name:	Steve Putman
Title:	Senior Vice President, General Counsel, and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 12:16 PM 09/16/2014 FILED 12:16 PM 09/16/2014 SRV 141183001 – 5603974 FILE